Exhibit 32

Certification pursuant to Title 18 of the United States Code Section 1350, as adopted pursuant to Section 906 of Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of HSW International, Inc. (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the period presented in the Report.

November 16, 2009		November 16, 2009

By:	/s/ Gregory M. Swayne	By:	/s/ Shawn G. Meredith
	Gregory M. Swayne		Shawn G. Meredith
	Chief Executive Officer		Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.  This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to liability under that section.  This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to HSW International, Inc. and will be retained by HSW International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.